UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	001-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 409-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2021, OncoCyte Corporation (the “Company”) entered into an at-the-market sales agreement (the “Agreement”) with BTIG, LLC, as sales agent and/or principal (the “Agent”) pursuant to which the Company may sell up to an aggregate of $50,000,000 of shares of Company common stock (the “Shares”) from time to time through the Agent (the “ATM Offering”). If the Company determines to sell Shares directly to BTIG, as principal (each such transaction, a “Principal Transaction”), the Company and BTIG will enter into a separate agreement that governs such Principal Transaction.

Under the Agreement, the Company will set the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Stock Market LLC or sales made to or through a market maker other than on an exchange. The Company will pay the Agent a commission equal to 3.0% of the gross proceeds of any Shares sold through the Agent under the Agreement. The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, other obligations of the parties and termination provisions. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement.

Offers and sales of the Shares by the Company under the Agreement, if any, will be made pursuant to the Company’s previously filed Registration Statement on Form S-3 (File No. 333-256650) that was declared effective by the Securities and Exchange Commission (the “SEC”) on June 8, 2021, as supplemented by a prospectus supplement related to the ATM Offering filed with the SEC on June 11, 2021.

The Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 1.1.

Attached as Exhibit 5.1 to this Current Report is the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Shares.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
1.1	At-The-Market Sales Agreement, dated June 11, 2021, between OncoCyte Corporation and BTIG, LLC
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2021

ONCOCYTE CORPORATION

By:	/s/ Mitchell Levine
Name:	Mitchell Levine
Title:	Chief Financial Officer

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